Table 1


                                               Percent of             Amount
Filing Person                 Shares           Outstanding           of Funds
-------------                 ------           -----------           --------

Jamie Coppedge                 133,250              1.2%                  $0*
H. Whit Ehrler               173,334**            0.2%**              $50,000
Christopher Kuhn             120,000**            0.1%**              $40,000
Chris Lynch                    133,250              1.2%                  $0*
Donna McDaniels                209,532              1.9%                  $0*
Marvin McDaniels               209,533              1.9%                  $0*
Jerry Rutherford             1,296,569             11.7%             $178,000
Ross Summers                   509,502              4.7%              $90,000
Jeffrey Wasson               1,692,067             15.6%                  $0*


*Received as a grant from the Company
**Includes number of shares underlying stock option exercisable within sixty
(60) days.